Exhibit 10.1

EXECUTION COPY

KANSAS CITY SOUTHERN de MÉXICO, S.A. de C.V.

$200,000,000 6.125% Senior Notes due 2021

PLACEMENT AGREEMENT

May 6, 2011

May 6, 2011

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

Morgan Stanley & Co. Incorporated

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, New York 10036

Dear Sirs and Mesdames:

Kansas City Southern de México, S.A. de C.V. (formerly known as TFM, S.A. de C.V.) (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Placement Agents”), acting through Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative (the “Representative”), $200,000,000 aggregate principal amount of its 6.125% Senior Notes due June 15, 2021 (the “Securities”) to be issued pursuant to the provisions of an Indenture to be executed on or about May 20, 2011 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to people reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be executed on or about May 20, 2011 between the Company and the Placement Agents (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. “Time of Sale Memorandum” means the Preliminary Memorandum together with the information set forth on Schedule II to this Agreement that has been prepared and delivered by the Company to the Placement Agents in connection with the offering of the Securities. The “Applicable Time” means 3:35 p.m. Eastern Standard Time on May 6, 2011. Reference to “this Agreement” shall mean this Placement Agreement.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a) (i) The Time of Sale Memorandum, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, as of its date and as of the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Memorandum or either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(b) hereof.

(b) The Company (including its agents and representatives, other than the Placement Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (an “Issuer Written Communication”) (other than the Final Memorandum, the Time of Sale Memorandum and any electronic roadshow).

(c) The Company has been duly incorporated, is validly existing as a sociedad anónima de capital variable under the laws of Mexico in good standing (to the extent applicable), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Memorandum and each Memorandum and is duly qualified to transact business and is in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent applicable) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d) Each of the subsidiaries of the Company has been duly organized, is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Memorandum and each Memorandum and is duly qualified to transact business and is in good standing (to the extent applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent applicable) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each of the subsidiaries held by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than the shares (acciones) and/or equity quotas (partes sociales) representing 100% of the stated capital (capital social) of the Company’s subsidiaries, Arrendadora KCSM, S. de R.L. de C.V., Highstar Harbor Holdings México, S. de R.L. de C.V., MTC Puerta México, S. de R.L. de C.V. and Vamos a México, S.A. de C.V., which have been pledged by the Company, its subsidiaries and affiliates as collateral for the secured credit agreement, dated as of August 30, 2010, entered into by and between the Company, the lenders defined therein, The Bank of Nova Scotia, as administrative agent for the lenders, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as collateral agent and Scotia Capital and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The capitalization of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Memorandum and the Final Memorandum.

(g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable concurso mercantil, bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, and the Registration Rights Agreement.

(h) The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable concurso mercantil, bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(i) The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable concurso mercantil, bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), applicable to an indenture qualified thereunder.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities (the “Transaction Documents”) and the consummation of the transactions contemplated therein have been duly authorized by the Company, the Company has all power and authority to execute, deliver and perform its obligations under the Transaction Documents and the execution, delivery and performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated therein, including, without limitation, the application of the proceeds from the sale of the Securities as described in the Memorandum and the Time of Sale Memorandum, will not (i) contravene, conflict with or constitute a breach of, or default under any provision of (x) the estatutos sociales or any other organizational document of the Company or any of its subsidiaries, (y) the Concession (as defined below) or any law or regulation applicable to the Company and its operations (including, without limitation, its subsidiaries) or (z) any agreement or other instrument binding upon the Company, any of its subsidiaries or Kansas

City Southern (“KCS”) that is included in or incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 of the Company or KCS, (ii) result in an event or condition which gives the holder of any note, debenture, or other evidence of indebtedness that is included in or incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 of the Company or KCS (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, or (iii) contravene, conflict with or constitute a breach of, or default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries and their respective operations, except to the extent that such contravention, conflict, breach or default relating to a regulation described in item (i)(y) of this Section 1(j) or such violation, breach or default described in item (iii) of this Section 1(j) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except (i) such as may be required (x) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (y) by U.S. Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement, and (z) the filing of a notice with the Comisión Nacional Bancaria y de Valores of Mexico (the “CNBV”) regarding the issuance of the Securities and the terms thereof, such filing to be delivered by the Company to the CNBV prior to the Closing Date and a supplemental notice to be given to the CNBV within five business days after Closing, and (ii) such consents, approvals, authorizations, filings or orders as have been obtained.

(l) The Company holds a valid concession title granted on December 2, 1996 for a period of 50 years, which may be renewed under certain conditions for an additional period of up to 50 years, to provide freight transportation services over its rail lines as described in the Time of Sale Memorandum and the Final Memorandum (the “Concession”). The Concession is currently, and has at all times since its granting been, in full force and effect and no proceeding to revoke, suspend or lapse the effectiveness of the Concession is pending before or, to the Company’s knowledge, threatened by any Mexican federal governmental authority. Except for the rights held by the government of Mexico as described in the

Time of Sale Memorandum and the Final Memorandum, the Concession and the Company’s rights deriving therefrom are free and clear of any liens and encumbrances.

(m) The Company and each of its subsidiaries own, possess or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, including, without limitation, the Concession, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof and as described in the Time of Sale Memorandum and the Final Memorandum, except to the extent that the failure to own, possess or obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, individually or in the aggregate, if subject to an unfavorable or adverse decision or ruling, would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n) The historical audited consolidated financial statements and notes thereto of the Company included, or incorporated by reference, in the Time of Sale Memorandum and the Final Memorandum (i) have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) (prior historical audited consolidated financial statements and notes of the Company prepared in accordance with International Financial Reporting Standards (“IFRS”) have been re-stated in accordance with U.S. GAAP), (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the Company and each of its subsidiaries taken as a whole, and (iii) comply as to form in all material respects with the applicable accounting requirements of the Securities Act which would be applicable if the offer of the Securities were required to be registered under the Securities Act; the summary financial data in the Time of Sale Memorandum and the Final Memorandum, including all items reconciled to U.S. GAAP, fairly present, on the basis stated in the Time of Sale Memorandum and the Final Memorandum, the information included therein. No other financial statements are required to be included in the Time of Sale Memorandum or the Final Memorandum.

(o) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) all transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(q) KPMG LLP (“KPMG”), who has audited the consolidated financial statements of the Company and its subsidiaries and delivered its report with respect to the consolidated financial statements of the Company and its subsidiaries as of December 31, 2008, December 31, 2009 and December 31, 2010 included, or incorporated by reference, in the Time of Sale Memorandum and the Final Memorandum, are independent public accountants with respect to the Company within the meaning and as required by the Securities Act and all the applicable rules and regulations published thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(r) The Company and each of its subsidiaries has filed all tax returns (foreign, national, local or other) required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and except where the failure to file or pay would not, individually or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) Except as described in the Time of Sale Memorandum and Final Memorandum, payments in respect of the Transaction Documents (including the transfer, sale and delivery of the Securities), are not subject under the current laws of any applicable jurisdiction or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation or otherwise other than taxes imposed on the income or gain of the Placement Agents whose net income or gains are otherwise subject to any tax by Mexico or any political subdivision thereof or therein.

(t) Except as described in the Time of Sale Memorandum and Final Memorandum, payments made to a foreign holder (as defined in the Time of Sale Memorandum and each Memorandum) by the Company under the Securities will not be subject under the current laws of Mexico or any political subdivision thereof to any withholdings or similar charges for or on account of taxation.

(u) Except as described in the Time of Sale Memorandum and Final Memorandum, non-Mexican holders of the Securities will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of each of the Transaction Documents.

(v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(w) Since the respective dates as of which information is given in the Time of Sale Memorandum and each Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

(x) Neither the Company nor any of its subsidiaries is (i) in violation, breach of, or default under any provision of (x) the estatutos sociales or any other organizational document of the Company or any of its subsidiaries, (y) the Concession or any law applicable to the Company and its operations (including, without limitation, its subsidiaries) or (z) any agreement or other instrument binding upon the Company, any of its subsidiaries or KCS that is included in or incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended March 31,

2011 of the Company or KCS, (ii) currently subject to an event or condition which gives the holder of any note, debenture, or other evidence of indebtedness that is included in or incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 of the Company or KCS (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries, or (iii) in violation, breach of, or default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except to the extent that any such violation, breach or default described in items (i)(z) or (iii) of this Section 1(x) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings that are accurately described in all material respects in the Time of Sale Memorandum and each Memorandum and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Memorandum and the Final Memorandum.

(z) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the environmental obligations under the Concession (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is threatened or, to the Company’s knowledge, is imminent, and to the knowledge of the Company and any of its subsidiaries there is no existing or imminent labor disturbance by the employees of any of their respective principal suppliers, contractors or customers that would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The Company and each of its subsidiaries have not, nor to the knowledge of the Company, has any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, used any of the funds of the Company or any of its subsidiaries for any contribution, gift, entertainment or other expense relating to political activity in contravention of any applicable law, made any direct or indirect payment to any foreign or domestic government official or employee in contravention of any applicable law from any of the funds of the Company or any of its subsidiaries, or made any bribe, rebate, payoff influence payment, kickback or other unlawful payment in contravention of any applicable law, including the U.S. Foreign Corrupt Practices Act.

(dd) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies engaged in the same or similar businesses; all such policies covering any of their business, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses.

(ee) The Company and each of its subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets or this Agreement, the Indenture or the Registration Rights Agreement or actions to enforce judgments in respect thereof.

(ff) No relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Securities Act, if the offer of the Securities were required to be registered under the Securities Act, to be described in the Time of Sale Memorandum and the Final Memorandum which is not so described.

(gg) The Company is not and does not expect to become a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii) The Company and each of its subsidiaries are in material compliance with applicable Mexican and U.S. anti-terrorism and anti-money laundering rules and regulations, including Title III of the USA Patriot Act, the regulations administered by the U.S. Department of the Treasury, including its Office of Foreign Assets Control, and other applicable Mexican and U.S. federal, state or non-U.S. anti-money laundering laws and regulations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, to the knowledge of the Company, or threatened.

(jj) The Company is subject to and is reporting in accordance with the requirements of Section 13 or Section 15(d) of the Exchange Act and all documents incorporated by reference in the Time of Sale Memorandum and the Final Memorandum comply as to form in all material respects with the applicable requirements of the Exchange Act.

(kk) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company, except as contemplated in this Agreement.

(ll) The statements in, or incorporated by reference in, the Time of Sale Memorandum and the Final Memorandum under the headings “Capitalization”, “Business”, “Description of the Notes”, and “Taxation” fairly summarize the matters therein described.

(mm) There is and has been no failure on the part of the Company and to the Company’s knowledge, after reasonable inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof.

(nn) Until March 31, 2005 the Company was a “foreign issuer” (as defined in Regulation S). Since April 1, 2005, the Company has been a “domestic issuer” (as defined in Regulation S) and has adopted all the necessary measures consistent with its status as such, and the Company reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in its debt securities.

(oo) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(pp) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, and, for avoidance of doubt, including KCS, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(qq) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the

Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

(rr) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agents or the resale to subsequent purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the TIA.

(ss) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(tt) The Company has validly, legally, effectively and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, has validly, legally, effectively and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly, legally, effectively and irrevocably appointed C T Corporation as its authorized agent for service of process.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Placement Agents, and each Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Securities set forth in Schedule I hereto opposite its name at a purchase price of 98% of the aggregate principal amount thereof (the “Purchase Price”).

The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

3. Terms of Offering. You have advised the Company that the Placement Agents will make an offering of the Securities purchased by the Placement Agents hereunder on the terms to be set forth in the Time of Sale Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on May 20, 2011, or at such other time on the same or such other date, not later than May 20, 2011, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agents duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Placement Agents’ Obligations. The several obligations of the Placement Agents to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company, KCS or any of their subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is used under Section 15E of the Exchange Act;

(ii) the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality, including without limitation the CNBV, required in connection with the issuance and sale of the Securities and the execution, delivery and performance of this Agreement except for a supplemental filing to be made by the Company with the CNBV after Closing; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Placement Agents shall have received on the Closing Date an opinion of White & Case LLP, outside U.S. counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representative. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.

(d) The Placement Agents shall have received on the Closing Date an opinion of White & Case, S.C., outside Mexican counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.

(e) The Placement Agents shall have received on the Closing Date an in-house legal opinion from Edgar Aguileta Gutiérrez, Associate General Counsel and Alternate Corporate Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative. Such opinion shall be rendered to the Placement Agents at the request of the Company and shall so state therein.

(f) The Placement Agents shall have received on the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Placement Agents, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(g) The Placement Agents shall have received on the Closing Date an opinion of Mijares, Angoitia, Cortés y Fuentes, S.C., Mexican counsel for the Placement Agents, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(h) The Placement Agents shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the

Closing Date, as the case may be, in form and substance satisfactory to the Representative, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Memorandum and the Final Memorandum; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(i) As of the Closing Date, the Company shall have entered into the Registration Rights Agreement and the Placement Agents shall have received executed counterparts thereof.

(j) As of the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Placement Agents shall have received executed counterparts thereof.

6. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants with each Placement Agent as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m., New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(b), as many electronic copies of the Time of Sale Memorandum, either Memorandum and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Time of Sale Memorandum or either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object, provided that if, in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be used, that the Company be permitted to use such amendment or supplement after taking into account such comments as you may reasonably make on the content, form or other aspects of such amendment or supplement. In addition, before making, preparing, using, authorizing, approving or distributing any Issuer Written Communication, the Company will furnish to the Representative a copy of such Issuer Written Communication for review and will not make, prepare, use, authorize, approve or distribute any such Issuer Written Communication to which the Representative reasonably objects.

(c) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at the Company’s own expense, to the Placement Agents upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with law.

(d) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, or as otherwise agreed by the parties hereto in writing, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(g) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(h) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions requirement of Regulation S.

(k) During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(l) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(m) To comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and to cause the officers and directors of the Company, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.

(n) To comply in all material respects with all matters imposed under the U.S. securities laws applicable, from and after April 1, 2005, to entities that are not foreign private issuers under such laws, including, to the extent applicable, the preparation of the Company’s consolidated financial statements from and after January 1, 2005 under U.S. GAAP.

7. Offering of Securities; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Placement Agent, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Time of Sale Memorandum under the caption “Transfer Restrictions”.

(b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Time of Sale Memorandum or either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Time of Sale memorandum or either Memorandum or any such other material, in all cases at its own expense;

(iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv) such Placement Agent has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v) such Placement Agent (A) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the offer of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(vi) such Placement Agent understands that the Securities have not been and will not be registered with the Registro Nacional de Valores (National Registry of Securities) maintained by the CNBV under the Securities and Exchange Law of Mexico (Ley del Mercado de Valores), and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Mexico or for the account of any resident thereof, except pursuant to a private placement exemption set forth under Article 8 of the Securities and Exchange Law of Mexico and in compliance with applicable provisions of Mexican Law or in accordance with an authorization to that effect; and

(vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and

may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Memorandum or either Memorandum or any amendments or supplements thereto, or any of the supplemental marketing materials listed on Schedule III hereto, if any, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(b) hereof.

(b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in the Time of Sale Memorandum or either Memorandum or any amendments or supplements thereto. The Company acknowledges that (i) the last full paragraph of the cover page of each Memorandum, (ii) the second sentence of the second full paragraph under the caption “Private Placement” in each Memorandum, (iii) the first sentence of the eighth full paragraph under the caption “Private Placement” in each Memorandum and (iv) the ninth full paragraph under the caption “Private Placement” in each Memorandum constitute the only information furnished in writing by or on behalf of the Placement Agents for inclusion in the documents referred to in the foregoing indemnity.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party has reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions (after deducting reimbursements for expenses incurred by the Company) received by the Placement Agents, in each case as set forth in the Time of Sale Memorandum and the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents’ respective obligations to contribute pursuant to this Section 8 are several in proportions to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the discount and commissions received by it in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person controlling any Placement Agent or any affiliate of any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Placement Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, or Bolsa Mexicana de Valores, S.A. de C.V., (ii) trading of any securities of the Company or KCS shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Mexico shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Mexican authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Placement Agents. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) If, on the Closing Date, any one or more of the Placement Agents shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Securities which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Placement Agent. If, on the Closing Date any Placement Agent or Placement Agents shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum or the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

(c) If this Agreement shall be terminated by the Placement Agents, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents or such Placement Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agents in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the

Placement Agents with respect to the preparation of the Time of Sale Memorandum, either Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

12. No Fiduciary Duties. The Company acknowledges and agrees that the Placement Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offer (including in connection with determining the terms of the Offer) and not as financial advisors or as fiduciaries to, or agents of, the Company or any other person. Additionally, the Placement Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agents and shall not be on behalf of the Company.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Consent to Jurisdiction. Appointment of Agent to Accept Service of Process.

(a) Each of the Placement Agents and the Company irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to is obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York, Borough of Manhattan. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, the Registration Rights Agreement, the Indenture and the Securities brought in the federal courts located in the City of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, hereby waiving the venue of any other court to which they may have a right based on their domicile or otherwise.

(b) The Company designates, appoints, and empowers CT Corporation, with offices currently at 111 Eighth Avenue, New York, New York

10011, as its designee, appointee and agent to receive and forward for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of the liabilities or any other matter arising out of or in connection with this Agreement, the Registration Rights Agreement, the Indenture and the Securities that may be on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 reasonably satisfactory to the Placement Agents. The Company further hereby irrevocably consents and agrees to the service of any legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent of service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Placement Agents to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Placement Agents could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Placement Agent shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Placement Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Placement Agent may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Placement Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Placement Agent against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Placement Agent hereunder, such Placement Agent agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Placement Agent hereunder.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Placement Agents shall be delivered, mailed or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: High Yield Capital Markets Syndicate Desk; and if to the Company shall be delivered, mailed or sent to Kansas City Southern de México, S.A. de C.V., Montes Urales No. 625, Col. Lomas de Chapultepec, Delegación Miguel Hidalgo, 11000, México D.F., Attention: Chief Financial Officer.

Very truly yours,

KANSAS CITY SOUTHERN de MÉXICO, S.A. de C.V.

By:	/s/ Rodrigo Flores
Name: Rodrigo Flores
Title: Attorney-in-Fact

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Acting severally on behalf of themselves and the

several Placement Agents named in Schedule I

hereto.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Mitch Theiss
	Name:	Mitch Theiss
	Title:	Managing Director

[PLACEMENT AGREEMENT]

SCHEDULE I

Placement Agent	Principal amount of Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$100,000,000
J.P. Morgan Securities LLC	60,000,000

Scotia Capital (USA) Inc.	20,000,000

Banco Bilbao Vizcaya Argentaria, S.A	10,000,000

Morgan Stanley & Co. Incorporated	10,000,000

Total:	$200,000,000

SCHEDULE II

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$200,000,000

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

6 1/8% Senior Notes due 2021

May 6, 2011

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated May 6, 2011 (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent this information is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given to them in the Preliminary Offering Memorandum.

The Notes (as defined below) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes are being offered and sold (1) only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be offered or sold publicly, or otherwise be the subject of broker activities in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Issuer:	Kansas City Southern de México, S.A. de C.V.

Aggregate Principal Amount:	$200,000,000

Title of Securities:	6 1/8% Senior Notes due 2021 (the “Notes”)

Final Maturity Date:	June 15, 2021

Issue Price:	100.000% plus accrued interest from May 20, 2011.

Coupon	6.125%

Yield to Maturity	6.125%

Gross Proceeds	$200,000,000 before placement agents’ discounts and estimated offering expenses.

Interest Payment Dates:	June 15 and December 15

Record Dates:	June 1 and December 1

First Interest Payment Date:	December 15, 2011

Optional Redemption:	On or after June 15, 2016 the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on June 15 of the year set forth below, plus, in each case, accrued interest, liquidated damages, if any, and any Additional Amounts to the date of redemption:

Year	Percentage
2016	103.063%
2017	102.042%
2018	101.021%
2019 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	At any time prior to June 15, 2014, the Company may redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 106.125% of their principal amount, plus accrued interest and liquidated damages, if any, and any Additional Amounts to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings by KCSM or KCS, to the extent the Net Cash Proceeds thereof are contributed to KCSM or used to purchase Capital Stock (other than Disqualified Stock) of KCSM from KCSM; provided, that: (1) at least 65% of the original aggregate principal amount of Notes issued under the Indenture remains outstanding after giving effect to any such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering and is made in accordance with certain procedures set forth in the Indenture.

Additional Optional Redemption:	At any time prior to June 15, 2016, the Company may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Upon completion of the registered exchange offer as described under “Description of the Notes—Registered Exchange Offer; Registration Rights,” the Company may also redeem any Notes which were not exchanged in the registered exchange offer in an amount up to 2% of the original aggregate principal amount of Notes issued at a redemption price of 100% of their principal amount plus accrued interest, liquidated damages, if any, and any Additional Amounts to the redemption date.

In addition, the Company may, at its option, redeem the Notes, in whole but not in part, at any time at a redemption price of 100% of their principal amount plus accrued interest, liquidated damages, if any, and any Additional Amounts to the redemption date if the Mexican withholding tax rate on payments of interest in respect of the Notes is increased, as a result of a change in Mexican law, to a rate in excess of 4.9%.

Placement Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Scotia Capital (USA) Inc. Banco Bilbao Vizcaya Argentaria, S.A. Morgan Stanley & Co. Incorporated

Trade Date:	May 6, 2011

Settlement Date:	May 20, 2011 (T+10 business days)

144A CUSIP/ISIN Numbers:	485161 AL7/US485161AL78

Reg S CUSIP/ISIN Numbers:	P6052A AF1/USP6052AAF14

SCHEDULE III

Supplemental Marketing Materials

Investor Presentation, dated May 6, 2011